Exhibit 99.1


                             JOINT FILING AGREEMENT

                  Pursuant to Rule 13d-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.


                                    February 13, 1998
                                    -----------------
                                          Date



                                    /s/ Peter Sahagen
                                    -----------------
                                    Peter Sahagen



                                    SAHAGEN CONSULTING GROUP, L.L.C.


                                    By: /s/ Peter Sahagen
                                        -----------------
                                        Peter Sahagen
                                        Principal



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